                                                                    EXHIBIT 10.6


                                                                [EXECUTION COPY]


                           SENIOR MANAGEMENT AGREEMENT


                  THIS SENIOR MANAGEMENT AGREEMENT (the "Agreement") is made as of November 8, 1999, between Orius Corp., a Florida corporation (the "Company"), and William J. Mercurio ("Executive").

                  WHEREAS, the Company and Executive have entered into an employment agreement, dated as of February 26, 1999 (the "Prior Agreement");

                  WHEREAS, the Company has entered into an Agreement and Plan of Reorganization, dated as of the date of this Agreement, by and among the Company, LISN Holdings, Inc. ("LISN"), Orius Merger Sub and certain stockholders of the Company and of LISN named herein (the "Reorganization Agreement"); and

                  WHEREAS, subject to and effective upon the closing of the transactions contemplated by the Reorganization Agreement and related agreements (the "Closing"), the Company and Executive desire to enter into this Agreement and to replace and supercede the Prior Agreement with this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. Subject to and effective upon the Closing, the Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Paragraph 6 hereof (the "Employment Period"). Effective upon the Closing, the Prior Agreement shall be superceded by this Agreement and shall be of no further force or effect.

                  2.  Position and Duties.

                  (a) During the Employment Period, Executive shall serve as the Company's President, Chief Executive Officer and Chairman of the board of directors (the "Board") and shall have the normal duties, responsibilities and authority of the President, Chief Executive Officer and Chairman of the Board (including general and active charge of the business and affairs of the Company and day-to-day operations of the Company and its Subsidiaries), and shall report to and take direction from the Board.

                  (b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the Company and its Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. This Paragraph 2(b) shall not preclude Executive, outside normal business hours, from engaging in appropriate civic, charitable and like activities and from managing his personal investment portfolio and, subject to Board approval, engaging in other business ventures unrelated to the business of the Company. Executive shall perform his duties in the West Palm Beach, Florida area unless he otherwise consents in writing, and any requirement by the Company to relocate the Company's executive offices outside the West Palm Beach, Florida area shall entitle Executive, at his sole option and upon not less than thirty (30) days notice to the Company, to terminate the Employment Period for Good Reason pursuant to Paragraph 6(b), whereupon he shall be entitled to receive the same compensation as if the Company had terminated the Employment Period without Cause.

                  (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

                  3.  Compensation and Benefits.

                  (a) During the Employment Period, Executive's base salary shall be $470,000 per annum or such increased rate as the Board may designate from time to time (the "Base Salary"), which salary shall be reviewed at least annually and be payable in bi-weekly installments in accordance with the Company's general payroll practices, provided that the Base Salary shall be adjusted as of each March 1, during the term of this Agreement, beginning March 1, 2000, to reflect the increase, if any, that occurred in the Revised Consumer Price Index, U.S. City Average (1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "Price Index") (or, if publication of such Price Index is terminated, any substantially equivalent successor thereto). Annual adjustments shall be made by determining the percentage increase in the Price Index over the previous twelve-month period ending December 31. This percentage shall be applied to the then-existing Base Salary to determine the dollar amount of the annual Base Salary increase; provided, however, that if the percentage increase in the Price Index for any twelve-month period during the Employment Period is less than five percent (5%), the annual Base Salary shall be increased a minimum of five percent (5%) for such twelve-month period. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, during the term of this Agreement, increase Executive's Base Salary in an amount greater than his Base Salary would otherwise be adjusted hereunder. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible. In particular, Section 4 describes that certain purchase and sale of Executive Shares (as defined below) which shall be made available to Executive.


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                  (b) In addition to the Base Salary, the Board shall award a bonus ("Bonus") to Executive in an amount not to exceed the Executive's Base Salary following the end of each fiscal year during the Employment Period based upon the Company's EBITDA performance for each fiscal year, as follows:


              EBITDA PERFORMANCE                               BONUS
-------------------------------------------------        -----------------------
Less than: prior fiscal year's EBITDA times 1.125        None

Prior fiscal year's EBITDA times 1.125                   50% of Base Salary*

Plan EBITDA                                              75% of Base Salary**

Equal to or greater than Plan EBITDA times 1.10          100% of Base Salary

* If the Company achieves EBITDA greater than the EBITDA of the Company for the prior fiscal year times 1.125 but less than Plan EBITDA, then Executive shall receive a pro rata portion of the difference between a Bonus equal to 50% of Base Salary and a Bonus equal to 75% of Base Salary.

** If the Company achieves EBITDA greater than Plan EBITDA but less than an amount equal to Plan EBITDA times 1.10, then Executive shall receive a pro rata portion of the difference between a Bonus equal to 75% of Base Salary and a Bonus equal to 100% of Base Salary.

Payments under this Paragraph 3(b) shall be made within 14 days after the receipt of the Company's audited annual financial statements from the Company's accountants for the applicable year. For purposes of this Agreement, "EBITDA" with respect to the Company and its Subsidiaries shall mean for any period (A) net income for such period (before determination of such bonus), plus (B) interest expense for such period, plus (C) depreciation and amortization expense for such period, plus (D) tax expense in respect of the income taken into account in the foregoing clause (A), plus (or minus) (E) extraordinary losses (or gains) incurred in such period; provided that EBITDA for any fiscal year shall not take into account any of the foregoing items attributable to businesses acquired by the Company or its Subsidiaries during such fiscal year (whether by purchase of assets or stock, merger, consolidation or similar transaction), but such EBITDA shall be taken into account in determining the Plan EBITDA and Executive's achievement of Bonus for subsequent fiscal years. For purposes of this Agreement, "Plan EBITDA" means the EBITDA target mutually agreed to by the Board and Executive prior to the start of any fiscal year during the Employment Period. For the fiscal year commencing January 1, 2000 and ending December 31, 2000, the Executive and Company agree that the Plan EBITDA is $112,100,000.

                  (c) In addition to the compensation and benefits described elsewhere in this Agreement, Executive may, at the sole discretion of the Board (or any committee thereof), be entitled to receive such additional bonus or bonuses in such amounts as may be determined by the Board (or any committee thereof) in its sole discretion.



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                  (d)   In addition to the Base Salary, reimbursement of
expenses and any bonuses payable to Executive pursuant to this Paragraph, Executive shall be entitled to the following benefits during the Employment Period, unless otherwise modified by the Board (provided that any such modification does not materially alter Executive's compensation and benefits package taken as a whole):

                  (i) hospitalization insurance, medical insurance and disability insurance of such coverage as reasonably determined by the Board (but in no event less than the coverage provided to other management employees of the Company); provided that all health insurance and other benefit plans that Executive participated in under this Paragraph 3 shall continue at the Company's expense for the benefit of his dependents who were covered under such plans for a period of one year after Executive's death; and provided further and Executive shall be entitled to continue such health insurance and other benefit plans at his expense following termination of his employment for any reason other than for Cause (as defined) below until Executive becomes eligible for Medicare.

                  (ii) disability and life insurance in a principal amount not less than $1,000,000;

                  (iii) a minimum of five weeks' paid vacation during each twelve-month period of this Agreement with full salary and benefits, provided that Executive shall not take more than three (3) weeks consecutive of vacation, and provided further that Executive shall be entitled to carry forward up to two (2) unused vacation weeks from one twelve-month period to the next;

                  (iv) reimbursement for all reasonable expenses incurred by Executive in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, including, without limitation, reimbursement of Executive for membership dues in business and professional organizations and clubs on a basis reasonably consistent with that in effect between Executive and the Company before the date of this Agreement, subject in each case to the Company's requirements with respect to reporting and documentation of such expenses;

                  (v) reimbursement (up to a maximum of $10,000 per year) for personal legal expenses incurred by Executive, subject to the Company's requirements with respect to reporting and documentation of such expenses;

                  (vi) reimbursement (up to a maximum of $3,000 per year) for personal accounting expenses incurred by Executive, subject to the Company's requirements with respect to reporting and documentation of such expenses;



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                  (vii)  reimbursement of reasonable moving and relocation
         expenses if Executive is required to relocate by the Board and Executive consents to such relocation, subject to the Company's requirements with respect to reporting and documentation of such expenses; and

                  (viii) an annual automobile allowance in the amount of $9,000, which allowance (a) may be applied by the Company toward the leasing of an automobile by the Company for Executive or (b) may be given directly to Executive to reimburse Executive for (x) the purchase or leasing of an automobile as the Company and Executive may agree and (y) reimbursement of Executive for his out-of-pocket expenses of operating an automobile (including fuel costs).

                  (e) All amounts payable to Executive as compensation hereunder shall be subject to customary withholding by the Company.

                  4.     Purchase and Sale of Executive Shares.

                  (a) As soon as practicable after the adjustments contemplated by Section 1E of the Reorganization Agreement, Executive will purchase from the Company, and the Company will sell to Executive a number of Common Shares (equal to .75% of the number of issued and outstanding Common Shares of the Company as of the Closing) at a price per Common Share equal to the Orius Common Value Per Share, as finally determined pursuant to Section 1E of the Reorganization Agreement. The Company will deliver to Executive the certificates representing such Executive Shares, and Executive will deliver to the Company a limited recourse promissory note in form and substance to be reasonably agreed to by the parties, in the aggregate amount of the purchase price of the Common Shares purchased pursuant to this Paragraph (the "Note"). Upon the purchase of the Common Shares contemplated by this Paragraph 4, Executive shall execute and deliver to the Company a pledge agreement with respect to such Common Shares in a form and substance reasonably satisfactory to the Executive and the Company.

                  (b) Within 30 days after Executive purchases any Executive Shares from the Company, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

                  (c) In connection with the purchase and sale of the Executive Shares hereunder, Executive represents and warrants to the Company that:

                  (i) The Executive Shares to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws.



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                  (ii)  Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Shares.

                  (iii) Executive is able to bear the economic risk of his investment in the Executive Shares for an indefinite period of time and Executive understands and acknowledges that because the Executive Shares have not been registered under the Securities Act they cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                  (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Shares and has had full access to such other information concerning the Company as he has requested.

                  (v) This Agreement and each of the other agreements contemplated hereby constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, including, without limitation, those agreements referred to on Exhibit C attached hereto.

                  (vi) Except as disclosed on Exhibit C hereto, executive is not a party to or bound by any other employment agreement, noncompete agreement or confidentiality agreement.

                  (vii) Executive is and will be at the Effective Time a resident of the State of Florida.

                  (d) As an inducement to the Company to issue the Executive Shares to Executive, and as a condition thereto, Executive acknowledges and agrees that the issuance of the Executive Shares to Executive shall not entitle Executive to remain in the employment of the Company or affect the right of the Company to terminate Executive's employment at any time for any reason.

                  (e)   Vesting of Executive Shares.

                  (i)   Time Vesting Shares. Except as otherwise provided in
         (e)(iii) below, fifty percent (50%) of the Executive Shares (the "Time Vesting Shares") will become vested in accordance with the following schedule, if and only if as of each such date Executive is still employed by the Company:


                                                 Cumulative Percentage of
                      Date                       Executive Shares to be Vested
                      ----                       -----------------------------
         First Anniversary of the Closing                      25%



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

         Second Anniversary of the Closing                     50%
         Third Anniversary of the Closing                      75%
         Fourth Anniversary of the Closing                    100%

                  (ii) Performance-Vesting Shares. Except as otherwise provided in e(iii) below, fifty percent (50%) of the Executive Shares shall vest on the fifth anniversary of the Closing so long as the Executive has remained continuously employed by the Company or its Subsidiaries as of such date (the "Performance-Vesting Shares"), provided that vesting will accelerate with respect to twenty-five percent of Executive's Performance-Vesting Shares on each of the vesting dates set forth in e(i) above if the Company has achieved the performance target set by the Board of Directors for the then most recently completed fiscal year of the Company (it being agreed that the Executive's performance target for the fiscal year ending December 31, 2000 is the Company's achievement of EBITDA in the amount of $112,100,000). Notwithstanding the foregoing, all of the Executive's Performance-Vesting Shares which have not yet become vested shall vest on the fifth anniversary of the Closing.

                  (iii) All Executive Shares which have not become vested shall become vested immediately (i) upon the sale by Willis Stein & Partners II, L.P. and Willis Stein & Partners Dutch, L.P. (together, the "Investor") of one half or more of the Common Shares held as of the Closing by the Investor (ii) if, prior to an initial public offering of the Company's Common Shares, a Person or group of Persons (other than any Person or group of Persons who are stockholders of the Company immediately after the consummation of the transactions contemplated by the Reorganization Agreement) has acquired the number of shares necessary to elect a majority of the Company's Board of Directors, or
         (iii) a Change-in-Control. Executive Shares which have become vested are referred to herein as "Vested Shares," and all other Executive Shares are referred to herein as "Unvested Shares."

                  (f)   Repurchase Option.

                  (i) In the event Executive ceases to be employed by the Company for any reason (the "Termination") all of the Unvested Shares (whether held by Executive or one or more of Executive's transferees), will be subject to repurchase, in each case by the Company pursuant to the terms and conditions set forth in this Section 4 (the "Repurchase Option").

                  (ii) In the event of a Termination, the purchase price for each Unvested Share will be Executive's Original Cost for such Executive Share.

                  (iii) The Company or its designee may elect to purchase all or any portion of the Unvested Shares by delivering written notice (the "Repurchase Notice") to the Executive within 180 days after the Termination. The Repurchase Notice will set forth the number of Unvested Shares to be acquired from the Executive, the aggregate consideration to be paid for such Unvested Shares and the time and place for the closing of the transaction.


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


                  (iv) The closing of the purchase of the Executive Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company or its Subsidiaries; upon full repayment of such bona fide debts, the Company will make payment by a check or wire transfer of funds in the aggregate amount of the remaining purchase price for such Executive Shares. The Company and the Investor will be entitled to receive reasonable and customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

                  (v) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law, and in the Company's Investor Rights Agreement. If any such restrictions prohibit the repurchase of Executive Shares hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions; provided that if, and to the extent, the Company has not completed such repurchase within one year after the date of a Termination, the Company's right to repurchase Executive Shares pursuant to the Repurchase Option hereunder shall expire.

                  (vi) The Vested Shares shall not be subject to the Repurchase Option hereunder, provided that if within the 60 days immediately following Executive's termination hereunder the Executive fails to pay in full all amounts owing under the Note, the Vested Shares shall be subject to the terms and conditions of the Repurchase Option.

                  (g)   Restrictions on Transfer of Executive Shares.

                  (i) Transfer of Vested Shares. Executive shall not transfer any Vested Share except in accordance with the Investor Rights Agreement with respect to Executive's other Shareholder Shares (as defined in the Investor Rights Agreement).

                  (ii) Transfer of Unvested Shares. Executive shall not Transfer any Unvested Shares under any circumstances.

                  (h) Termination of Restrictions. The restrictions on the Transfer of Executive Shares set forth in this Section 4 will continue with respect to each Executive Share until the date on which such Executive Share has been transferred in a transaction permitted by the Investor Rights Agreement.

                  (i)   Additional Restrictions on Transfer of Executive Shares.


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                  (i)   Legend. The certificates representing the Executive
         Shares will bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _________________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF NOVEMBER [8], 1999 AND THAT CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF NOVEMBER [8], 1999, BY AND AMONG THE COMPANY EXECUTIVE AND OTHER STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  (ii) Execution of Other Agreements Acknowledgment. In connection with Executive's (or a permitted transferee's) Transfer of Executive Shares in accordance with the terms and conditions contained in this Agreement, Executive or such permitted transferee shall cause the prospective transferee to be bound by the then applicable terms and conditions relating to Common Shares (if any) contained in this Agreement, the Investor Rights Agreement, and any other agreements executed by Executive and other holders of Common Shares relating to such Common Shares in the aggregate, and to execute and deliver to the Company and the other holders of Common Shares (i) counterparts of the Investor Rights Agreement and applicable Other Agreements and (ii) an acknowledgment that such prospective transferee shall be bound by the provisions of this Agreement relating to equity securities. By the execution and delivery of this Agreement, and the counterpart signature page to the Investor Rights Agreement, the Executive acknowledges and agrees that the Executive Shares are "Shareholder Shares" (as defined in the Investor Rights Agreement) and that all rights, obligations, and restrictions which apply to the Shareholder Shares under the Investor Rights Agreement apply equally to the Executive Shares.

                  5. Board Membership. With respect to all regular elections of directors during the Employment Period and in accordance with the terms and conditions of the Investor Rights Agreement, the Company shall nominate, and use its reasonable best efforts to cause the election of, Executive to serve as a member of the Board and as the Board's Chairman. Executive shall have all of the duties and responsibilities as are commensurate with the position of director of the Company and shall be entitled to reimbursement of all travel and related expenses incurred by Executive in


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


attending any Board meetings outside the West Palm Beach, Florida area. Upon the termination of the Employment Period, Executive shall resign as a director of the Company and any of its Subsidiaries, as the case may be.

                  6.   Term.

                  (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on February 28, 2003; provided that
(i) the Employment Period shall terminate prior to such date immediately upon Executive's death or disability (as defined below), (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause and (iii) the Employment Period may be terminated by Executive at any time prior to such date with or without Good Reason. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive.

                  (b)  (1)   If the Employment Period is terminated by the
                             Company without Cause or by Executive for Good
                             Reason on or prior to February 28, 2003 (it being agreed and understood that if the Executive and the Company do not mutually agree to extend the Employment Period beyond February 28, 2003 for any reason that the Employment Period will be deemed to have expired naturally on February 28, 2003 and Executive will not be deemed to have been terminated by the Company without Cause nor shall Executive be entitled to resign or deemed to have resigned for Good Reason), the Company shall pay
                             Executive (x) until the second anniversary of the date of such termination (the "Severance Period") his Base Salary payable in regular installments and
                             (y) a pro rata portion of the Bonus attributable to the fiscal year that Executive would have earned had he been employed for the entire fiscal year in which he is terminated (such fiscal year, the "Year of Termination") (it being agreed and understood that "pro rata portion" shall be equal to the product of (i) a fraction, the numerator of which is the number of full weeks during which Executive was employed by the Company during the Year of Termination prior to such termination, and the denominator of which is fifty-two and (ii) the amount of Bonus that Executive would have received in accordance with Paragraph 3(b) above had Executive been employed for the entire Year of Termination, and it being further agreed and understood that the pro rata portion of the Bonus as determined in accordance with this Paragraph
                             6(b)(1)(y) (if any) shall be paid at the time such Bonus would have been paid had Executive continued to be employed by the Company for the entire Year of Termination, as provided in Paragraph 3(b)) (the
                             "Severance Payments"). Notwithstanding anything herein to the contrary, in the


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


                             event that the Employment Period expires on February 28, 2003 in accordance with the terms hereof, (x) the Company may in its sole discretion elect to (but in no event shall the Company be obligated to) make Severance Payments to Executive for one year following such termination of the Employment Period (the "Optional Severance Period") and, in consideration of such Severance Payments, Executive hereby agrees to be subject to the restrictions set forth in Paragraph 9 below during the Optional Severance Period. Executive shall be entitled to the compensation provided by this Paragraph 6(b) if and only if Executive has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit B (the "General Release") attached hereto and only so long as Executive has not breached the provisions of Paragraphs 7, 8 and 9 hereof.

                        (2) Executive's employment hereunder may be terminated by the Corporation for disability. In such event, Executive shall be paid six months of Base Salary in regular installments (and Executive will not be entitled to the Severance Payments), and Executive shall be entitled to continue participation, at the Company's expense, in the Company's health insurance and other benefit plans that Employee participated in under Paragraph 3 hereof. For purposes of this Agreement, "disability" is defined to mean that, as a result of Executive's incapacity due to physical or mental illness:

                             (i) Executive shall have been absent from his duties as an officer of the Company on a substantially full-time basis for four (4) consecutive months; and

                             (ii) Within thirty (30) days after the Company notifies Executive in writing that it intends to replace him, Executive shall not have returned to the performance of his duties as an officer of the Company on a full-time basis.

                  (c) If the Employment Period is terminated by the Company for Cause, or by Executive without Good Reason or expires and is not renewed hereunder, Executive shall only be entitled to receive his Base Salary, and any accrued vacation through the date of termination or expiration.

                  (d) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration; provided that following the termination of Executive's employment with the Company


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


by the Company without Cause or by Executive for Good Reason, Executive shall have the health care coverage in the Company's then existing group medical insurance plan Executive would be entitled to under COBRA for a period required under applicable law or, if less, the end of the Severance Period, at the Company's sole cost.

                  (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of (A) a crime that (I) is a felony or (II) involves moral turpitude and has resulted in or is reasonably likely to result in material economic harm to the Company or (B) any other act or omission with respect to the Company or any of its Subsidiaries that (I) involves dishonesty, breach of obligation of loyalty to the Company or fraud and (II) has resulted in or is reasonably likely to result in material economic harm to the Company; (ii) chronic drug or alcohol abuse or other repeated misconduct causing the Company or any of its Subsidiaries material economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board which is not cured to the Board's reasonable satisfaction within 15 days after written notice thereof to Executive, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement which is not cured to the Board's reasonable satisfaction within 15 days after written notice thereof to Executive.

                  (f)  For purposes of this Agreement, "Good Reason" shall mean
(i) the relocation of the Company's executive offices outside the West Palm Beach, Florida area, (ii) the Company's material breach of this Agreement or
(iii) without Executive's express written consent the assignment to Executive of duties materially inconsistent with Employee's positions with the Company as set forth in this Agreement (including status, offices, titles and reporting requirements, authority, duties or responsibilities as contemplated by Paragraph 2(a)).

                  7. Confidential Information. Executive acknowledges that the information, observations and data (including trade secrets) obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company and its Subsidiaries ("Confidential Information") are the property of the Company and its Subsidiaries. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions or as requested or required by law or court order (provided that Executive shall notify the Company promptly of such request or requirement so that the Company may seek an appropriate protective order). Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its Subsidiaries which he may then possess or have under his control.

                  8. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company and its Subsidiaries. Executive shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  9.   Non-Compete, Non-Solicitation.

                  (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he has and shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that until the later of (i) such time as the Company ceases to make Severance Payments to Executive in accordance with the terms and conditions of this Agreement (whether during the Severance Period or the Optional Severance Period) and (ii) the second anniversary of the end of the Employment Period if Executive resigns without Good Reason or is terminated for Cause (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination or expiration of the Employment Period, within any geographical area in which the Company or its Subsidiaries engage at any time during the Employment Period in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 3% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was a management or supervisory employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any statement which is intended or reasonably calculated to disparage or discredit the Company or its Subsidiaries).

                  (c) If, at the time of enforcement of this Paragraph 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this Paragraph 9 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

                  (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this Paragraph 9, the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of this Paragraph 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

                  10.  Definitions.

                  "Beneficial Owner" means a beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                  "Change in Control" means after an initial public offering of the Company's common stock, (A) any Person, other than any Person who is a Beneficial Owner of the Company's securities immediately following the Closing (an "Existing Owner"), becomes the beneficial owner, directly or indirectly, of securities of the Company representing the greater of (I) 25% or more of the combined voting power of the Company's then outstanding securities and (II) the greatest combined voting power of the Company's securities then held by any Existing Owner; (B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof; (C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the Persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; or (D) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (E) any Person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of 25% or more of the total number of voting shares of the Company, unless the Board has made a reasonable good-faith determination that such action does not constitute and will not constitute a material change in the Persons having control of the Company; or (F) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A
of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (A) through (E) above.

                  "Common Shares"means shares of Orius Corp.'s common stock, par value $.01 per share.

                  "Executive Shares" will continue to be Executive Shares in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Shares will succeed to all rights and obligations attributable to Executive as a holder of Executive Shares hereunder. Executive Shares will also include Shares issued with respect to Executive Shares by way of a Share distribution, Share split or other recapitalization. Notwithstanding the foregoing, all Unvested Shares shall remain Unvested Shares after any Transfer thereof.

                  "Investor Rights Agreement" means that certain agreement dated the date hereof by and among Orius Corp. and those shareholders listed on the signature pages attached thereto.

                  "Original Cost" means with respect to each Common Share purchased hereunder, the amount paid with respect to each Common Share pursuant to Section 4 above (as proportionately adjusted for all subsequent Common Share splits, Common Share dividends and other recapitalizations).

                  "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Subsidiary" means any corporation of which Holdings owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

                  "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

                  11. Enforcement. If, at the time of enforcement of Section 7 or 9 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                  12. Representations. Each of Executive and the Company hereby represents and warrants to the other that (i) the execution, delivery and performance of this Agreement by such party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which such party is a party or by which he or it is bound, and (ii) upon the execution and delivery of this Agreement by each of Executive and the Company, this Agreement shall be the valid and binding obligation of such party, enforceable in accordance with its terms. Executive further represents and warrants to the Company that he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity other than the Prior Agreement. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

                  13. Survival. Paragraphs 3, 4, 6 and 7 through 22 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

                  14. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:

                  William J. Mercurio
                  12268 Channel Drive
                  North Palm Beach, FL 33408

                  with a copy to:

                  Hogan & Hartson LLP
                  Columbia Square
                  555 Thirteenth St., NW
                  Washington, D.C. 20004-1109
                  Attention: William C. Schmidt

                  Notices to the Company:

                  Orius Corp.
                  1401 Forum Way Suite 400
                  West Palm Beach, FL 33401
                  Attn: President

                  With a copy to:

                  Willis Stein & Partners
                  227 West Monroe, Suite 4300
                  Chicago, Illinois  60606
                  Attn:  Robert C. Froetscher

                  and

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attn:  John A. Weissenbach

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

                  15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  16. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  17. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  18. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  19. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

                  20. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

                  21. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                  22. Indemnification. Company hereby agrees to indemnify and hold Executive harmless to the maximum extent permitted by law as designated in the Company's Certificate of Incorporation, which provision shall not be amended during the Employment Period without Executive's prior written consent.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement as of the date first written above.


                                        ORIUS CORP.


                                        By: /s/ JOSEPH P. POWERS
                                           -------------------------------------

                                        Its: Vice President
                                           -------------------------------------


                                        /s/ WILLIAM J. MERCURIO
                                        ----------------------------------------
                                        William J. Mercurio

                                                                       EXHIBIT A

                                                                          [DATE]

                       ELECTION TO INCLUDE Shares IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE


                  The undersigned purchased shares of Common Stock, par value $.01 per share (the "Shares"), of Orius Corp. (the "Company") on November___, 1999. Under certain circumstances, the Company has the right to repurchase certain of the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company's subsidiaries or upon certain other events. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code ss.83(b) at the time he purchased the Shares.

                  Therefore, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year ____ the excess (if any) of the Shares' fair market value on __________ over purchase price thereof.

                  The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

                  1. The name, address and social security number of the undersigned:

                            William J. Mercurio
                            12268 Channel Drive
                            North Palm Beach, FL 33408
                            SSN:  [                   ]

                  2. A description of the property with respect to which the election is being made: ________ Common Shares of the Company.

                  3. The date on which the property was transferred: _________. The taxable year for which such election is made: calendar ___.

                  4. The restrictions to which the property is subject: If during the first four years after _________, the undersigned ceases to be employed by the Company's subsidiaries, the unvested portion of the Shares will be subject to repurchase by the Company at cost. 10% of the Shares become vested on each of the first four anniversary dates of November____, 1999, and another 10%
of the Shares become vested after each of the first five fiscal years during the date of the employment period if certain performance criteria of the Company are achieved.

                  5. The fair market value on _________ of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $___ per Common Share.

                  6. The amount paid for such property: $___ per Common Share.

                  A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations ss.1.83-2(e)(7).

Dated:  _____________________               ____________________________________
                                            William J. Mercurio

                                                                       EXHIBIT B


                                 GENERAL RELEASE


                  I, William J. Mercurio, in consideration of and subject to the performance by Orius Corp., a Delaware corporation (together with its subsidiaries, the "Company"), of its material obligations under the Employment Agreement, dated as of _________, 1999 (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under Paragraph 6(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Paragraph 6(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in Paragraphs 4 and 11 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection
         Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 2 above.

4. This General Release does not waive or release any rights or claims that I may have (a) under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release or (b) for benefits to which he may be entitled under any employee plan or agreement. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of
         1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Paragraph 2 as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)      I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)      I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.



DATE: ___________ __, ______                      ______________________________
                                                  William J. Mercurio

                                                                       EXHIBIT B

                               The Prior Agreement























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